UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2015

THE COMMUNITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	0-18279	52-1652138
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3035 Leonardtown Road, Waldorf, Maryland 20601

(Address of principal executive offices)

(301) 645-5601

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On May 4, 2015, the stockholders of The Community Financial Corporation (the “Company”) approved The Community Financial Corporation 2015 Equity Compensation Plan (the “Plan”). Employees, officers and directors of the Company or its affiliates are eligible to participate in the Plan. The terms of the Plan were previously disclosed in, and a copy of the Plan was contained as an appendix to, the Company’s definitive proxy materials for the Annual Meeting of Stockholders filed with the Securities and Exchange Commission on March 25, 2015.

Item 5.07	Submission of Matters to a Vote of Security Holders

(a) The annual meeting of stockholders of the Company was held on May 4, 2015.

(b) The matters considered and voted on by the stockholders at the annual meeting and the vote of the stockholders were as follows:

1. The following individuals were elected as directors, each for a three-year term, by the following vote:

Name	Shares Voted For	Shares Voted Against	Abstentions
William J. Pasenelli	3,047,519	234,615	15,701
Austin J. Slater, Jr.	3,051,662	230,902	15,271
Joseph V. Stone, Jr.	3,067,825	215,220	14,790

There were 409,357 broker non-votes in the election of directors.

2. The Community Financial Corporation 2015 Equity Compensation Plan was duly approved by stockholders by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
2,908,064	360,148	29,623

There were 409,357 broker non-votes on this proposal.

3. The appointment of Stegman & Company as the independent registered public accounting firm for the fiscal year ending December 31, 2015 was ratified by the stockholders by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
3,690,842	4,485	11,865

4. An advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement was approved by the stockholders by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
2,610,111	583,413	104,311

There were 409,357 broker non-votes on this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2015	By:	/s/ William J. Pasenelli
William J. Pasenelli
President and Chief Executive Officer